CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	Monday, January 24, 2011
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2010 RESULTS

Fourth Quarter 2010 Highlights

▪	Net income of $6.5 million

▪	Net interest margin of 4.05%

▪	Nonperforming assets not covered by loss share agreements were $122.6 million at quarter-end, up from $117.8 million at September 30, 2010

▪	Announced expansion of residential mortgage lending capabilities through National Residential Mortgage

▪	Completed $24.5 million private debt offering

▪	Announced intent to combine First Community Bank with Dubuque Bank and Trust Company

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
Net income (loss) (in millions)	$6.5	$(7.9)	$23.8	$6.4
Net income, exclusive of goodwill impairment charge (in millions)	6.5	4.8	25.4	19.0
Net income (loss) available to common stockholders (in millions)	5.2	(9.2)	18.6	1.2
Net income available to common stockholders, exclusive of goodwill impairment charge (in millions)	5.2	3.5	20.2	13.9
Diluted earnings (loss) per common share	0.31	(0.56)	1.13	0.07
Diluted earnings per common share, exclusive of goodwill impairment charge	0.31	0.21	1.23	0.85

Return on average assets	0.50%	(0.92)%	0.46%	0.03%
Return on average common equity	8.06	(14.76)	7.51	0.51
Net interest margin	4.05	4.04	4.12	3.99

“We are pleased with Heartland's earnings of $23.8 million for 2010. This is a significant improvement over the previous year and reflects the concerted efforts of our team in weathering the difficult credit conditions that have significantly impacted the banking industry, including our company.”
Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 24, 2011-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $6.5 million for the quarter ended December 31, 2010, compared to a net loss of $7.9 million for the fourth quarter of 2009. Net income available to common stockholders was $5.2 million, or $0.31 per diluted common share, for the quarter ended December 31, 2010, compared to a net loss of $9.2 million, or $0.56 per diluted common share, for the fourth quarter of 2009. Return on average common equity was 8.06 percent and return on average assets was 0.50 percent for the fourth quarter of 2010, compared to negative 14.76 percent and negative 0.92 percent, respectively, for the same quarter in 2009.

Commenting on Heartland's performance, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “We are pleased with Heartland's earnings of $23.8 million for 2010. This is a significant improvement over the previous year and reflects the concerted efforts of our team in weathering the difficult credit conditions that have significantly impacted the banking industry, including our company.”

The fourth quarter 2009 net loss resulted primarily from a $12.7 million goodwill impairment charge recorded during the quarter. This non-cash charge, which had no impact on operations, liquidity or capital, was due to the adverse economic conditions in Heartland's Arizona and Montana markets. Excluding this non-cash goodwill impairment charge, net income for the fourth quarter of 2009 would have been $4.8 million, net income available to common stockholders would have been $3.5 million, or $0.21 per diluted common share, return on average common equity would have been 5.62 percent and return on average assets would have been 0.35 percent.

Net income for the fourth quarter of 2010 compared to the fourth quarter of 2009 was positively affected by increases in net interest income, loan servicing income, gains on sale of loans and a positive valuation adjustment on mortgage servicing rights, along with a reduction in the provision for loan losses. The effect of these improvements was mitigated by increases in salaries and employee benefits, increases in professional fees and additional writedowns on repossessed assets that were recorded during the fourth quarter of 2010.

Net income for the entire year was $23.8 million in 2010, compared to $6.4 million in 2009. Net income available to common stockholders was $18.6 million, or $1.13 per diluted common share, for the year 2010, compared to $1.2 million, or $0.07 per diluted common share, earned during the year 2009. Return on average common equity was 7.51 percent and return on average assets was 0.46 percent for the year 2010, compared to 0.51 percent and 0.03 percent, respectively, for the year 2009. Excluding a goodwill impairment charge of $1.6 million recorded during the third quarter, net income for the year 2010 would have been $25.4 million, net income available to common stockholders would have been $20.2 million, or $1.23 per diluted common share, return on average common equity would have been 8.17 percent and return on average assets would have been 0.50 percent. Excluding the goodwill impairment charge of $12.7 million recorded during the fourth quarter, net income for the year 2009 would have been $19.0 million, net income available to common stockholders would have been $13.9 million, or $0.85 per diluted common share, return on average common equity would have been 5.76 percent and return on average assets would have been 0.36 percent.

Earnings for the year 2010 in comparison to the year 2009 were positively affected by increased net interest income, a reduced provision for loan losses and increases in service charges and fees, trust fees and gains on sale of loans. The effect of these positive factors was offset somewhat by decreases in the income associated with residential mortgage loan activity, decreased gains on sales of securities, increases in salaries and employee benefits, increases in professional fees and higher writedowns on repossessed assets.

Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the U.S., often referred to as GAAP. Heartland has disclosed in this release certain non-GAAP financial measures to provide meaningful supplemental information regarding its operational performance and to enhance readers' overall understanding of its operating financial performance. Management believes that the impact of a goodwill impairment charge to earnings impairs the ability of the reader to evaluate trends in results of operations without information that reports results of operations without the charge. These non-GAAP financial measures are presented for supplemental information purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. The following schedule presents performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements. For the non-GAAP financial measurements, net income, exclusive of goodwill impairment charge is defined as net income (loss) as presented in accordance with GAAP plus any goodwill impairment charge recorded during the period.

	For the Quarter Ended December 31,		For the Year Ended December 31,
(Dollars in thousands, except per share data)	2010	2009	2010	2009

Net income (loss) as reported	$6,498	$(7,875)	$23,788	$6,374
Goodwill impairment charge	—	12,659	1,639	12,659
Net income, exclusive of goodwill impairment charge	$6,498	$4,784	$25,427	$19,033

Net income (loss) available to common stockholders	$5,197	$(9,170)	$18,559	$1,218
Goodwill impairment charge	—	12,659	1,639	12,659
Net income available to common stockholders, exclusive of goodwill impairment charge	$5,197	$3,489	$20,198	$13,877

GAAP earnings (loss) per common share-diluted	$0.31	$(0.56)	$1.13	$0.07
Earnings per common share-diluted, exclusive of goodwill impairment charge	$0.31	$0.21	$1.23	$0.85
GAAP return on average assets	0.50%	(0.92)%	0.46%	0.03%
Return on average assets, exclusive of goodwill impairment charge	0.50%	0.35%	0.50%	0.36%
GAAP return on average equity	8.06%	(14.76)%	7.51%	0.51%
Return on average equity, exclusive of goodwill impairment charge	8.06%	5.62%	8.17%	5.76%
GAAP return on average tangible equity	9.06%	(17.87)%	8.53%	0.62%
Return on average tangible equity, exclusive of goodwill impairment charge	9.06%	6.80%	9.29%	7.02%
GAAP efficiency ratio	70.09%	92.19%	66.79%	73.07%
Efficiency ratio, exclusive of goodwill impairment charge	70.09%	65.32%	65.95%	66.09%

Net Interest Margin Remains Above 4.00 Percent; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.05 percent during the fourth quarter of 2010 compared to 4.04 percent for the fourth quarter of 2009. For the entire year, net interest margin was 4.12 percent during 2010 compared to 3.99 percent during 2009.

Fuller said, “At 4.05 percent for the quarter, net interest margin is a continuing bright spot for us. Much of Heartland's earnings success this year is the direct result of careful management of our margin which has exceeded four percent for six consecutive quarters. As deposit interest rates are approaching an effective floor and market loan rates continue to fall, we see the possibility of our margin dropping below 4.00 percent in 2011.”

Net interest income on a tax-equivalent basis totaled $37.1 million during the fourth quarter of 2010, an increase of $1.2 million or 3 percent from the $35.9 million recorded during the fourth quarter of 2009. For the entire year, net interest income on a tax-equivalent basis was $148.0 million during 2010, an increase of $10.7 million or 8 percent from the $137.3 million recorded during 2009. These increases reflect Heartland's success in optimizing the composition of its interest bearing liabilities by de-emphasizing higher cost time deposits, which decreased to 37 percent of total average interest bearing deposits during the fourth quarter of 2010 from 42 percent during the fourth quarter of 2009. During the entire year, time deposits were 38 percent of total average interest bearing deposits during 2010 compared to 47 percent during 2009.

On a tax-equivalent basis, interest income in the fourth quarter of 2010 was $50.1 million compared to $52.4 million in the fourth quarter of 2009, a decrease of $2.3 million or 4 percent. For the entire year, interest income on a tax-equivalent basis was $203.9 million during 2010 compared to $207.8 million during 2009, a decrease of $3.9 million or 2 percent. The $112.1 million or 3 percent growth in average earning assets during the fourth quarter of 2010 and the $157.7 million or 5 percent growth in average earning assets during the year ended December 31, 2010, compared to the same periods in 2009, was offset by the impact of a decrease in the average interest rate earned on these assets. The composition of average earning assets continued to change as the percentage of loans, which are typically the highest yielding asset, to total average earning assets was 66 percent during the year 2010 compared to 69 percent during the year 2009.

Interest expense for the fourth quarter of 2010 was $12.9 million, a decrease of $3.5 million or 21 percent from $16.4 million in the fourth quarter of 2009. On an annual comparative basis, interest expense decreased $14.6 million or 21 percent from $70.5 million during 2009 to $55.9 million during 2010. Average interest bearing liabilities decreased $32.0 million or 1 percent for the quarter ended December 31, 2010, as compared to the same quarter in 2009, and the average interest rates paid on Heartland's deposits and borrowings declined 43 basis points to 1.66 percent in 2010 from 2.09 percent in 2009. For the annual comparative period, average interest bearing liabilities increased $109.1 million or 4 percent while the average interest rate paid on these liabilities was 1.79 percent in 2010 compared to 2.34 percent in 2009, a 55 basis point decrease.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income was $18.3 million during the fourth quarter of 2010 compared to $13.4 million during the fourth quarter of 2009, an increase of $4.9 million or 37 percent. Contributing to this increase was growth of $510,000 or 28 percent in loan servicing income and $2.6 million or 226 percent in gains on sale of loans. The fourth quarter 2010 noninterest income also included a $1.2 million positive adjustment on mortgage servicing rights.

Fuller stated, “Noninterest income grew significantly in the fourth quarter of 2010 as record low interest rates fueled another wave of residential mortgage loan refinancing activity. We were also pleased that service charge income held its own compared to previous quarters despite implementation of new regulations requiring debit card and ATM users to "opt-in" for overdraft protection. Also showing nice improvement were revenues in our Wealth Management Group and Investment Services divisions.”

For the entire year, noninterest income was $52.3 million during 2010 compared to $52.7 million during 2009, a decrease of $375,000 or 1 percent. Positively affecting noninterest income during the year 2010 were increases of $1.4 million or 11 percent in service charges and fees, $1.4 million or 18 percent in trust fees, $2.0 million or 33 percent in gains on sale of loans and $464,000 or 46 percent in income on bank owned life insurance. A portion of these increases were offset by a $2.4 million or 25 percent decrease in loan servicing income and a $1.8 million or 21 percent decrease in securities gains. Also affecting noninterest income during the year 2009 was a $1.3 million gain on acquisition.

Loan servicing income increased $510,000 or 28 percent for the quarter and decreased $2.4 million or 25 percent for the annual period ended on December 31, 2010, as compared to the comparable periods in 2009. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $2.3 million during the fourth quarter of 2010 compared to $1.2 million during the fourth quarter of 2009 and amortization of mortgage servicing rights was $1.5 million during the fourth quarter of 2010 compared to $682,000 during the fourth quarter of 2009. Long-term mortgage loan rates fell to all-time lows during the third and fourth quarters of 2010 and resulted in increased residential mortgage loan refinancing activity. For the entire year, mortgage servicing rights income was $5.8 million in 2010 compared to $8.6 million in 2009 and amortization of mortgage servicing rights was $4.1 million in 2010 compared to $3.6 million in 2009. Although the low mortgage rates during the last two quarters of 2010 positively impacted mortgage servicing rights income and amortization of mortgage servicing rights, the prolonged low interest rate environment during the first two quarters of 2009, compared to more normalized rates in the first two quarters of 2010, more heavily influenced the full year results for loan servicing income. Also included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others was $831,000 during the fourth quarter of 2010 compared to $696,000 during the fourth quarter of 2009. For the entire year, the fees collected for the servicing of mortgage loans for others was $3.1 million in 2010 compared to $2.4 million in 2009. The portfolio of mortgage loans serviced for others by Heartland totaled $1.40 billion at December 31, 2010, compared to $1.15 billion at December 31, 2009.

Fuller commented, “Heartland intends to continue to emphasize residential mortgage loan origination and expanded this line of business with the addition of National Residential Mortgage during the fourth quarter of 2010. We view recent legislative changes as favorable for local banking companies and believe it opens the door to new opportunities in mortgage lending. As non-bank competitors in this space are beginning to disappear, we see significant opportunity for the future by expanding residential loan origination as a gateway retail product and a strategic line of business.”

For the fourth quarter of 2010, noninterest expense totaled $37.3 million, a decrease of $6.1 million or 14 percent from the same quarter of 2009. Included in the fourth quarter of 2009 noninterest expense were goodwill impairment charges totaling $12.7 million. Exclusive of these goodwill impairment charges, noninterest expense for the fourth quarter of 2010 increased $6.5 million or 21 percent when compared to the same quarter of 2009. Contributing to this growth in noninterest expense was a $2.5 million or 17 percent increase in salaries and employee benefits, which was higher during the fourth quarter of 2010 as a result of increased commissions paid to mortgage loan officers, the expansion of residential loan origination via the addition of National Residential Mortgage and increased staffing at Heartland, primarily in the special assets area. Also contributing to the increase in noninterest expense was a $3.3 million or 83 percent increase in net losses on repossessed assets, which totaled $7.3 million during the fourth quarter of 2010 compared to $4.0 million during the fourth quarter of 2009 and a $965,000 or 46 percent increase in professional fees, primarily associated with the workout and disposition of nonperforming assets and the services provided to Heartland by third-party consultants.

For the entire year, noninterest expense decreased $3.3 million or 2 percent in 2010 compared to 2009. Goodwill impairment charges totaled $1.6 million during 2010 and $12.7 million during 2009. Exclusive of these goodwill impairment charges, noninterest expense increased $7.7 million or 6 percent in 2010. The primary contributors to this increase were a $2.9 million or 5 percent increase in salaries and employee benefits, $1.3 million or 14 percent increase in professional fees and a $4.4 million or 41 percent increase in net losses on repossessed assets. The effect of these increases was mitigated by a $1.1 million or 17 percent decrease in FDIC insurance assessments. Full-time equivalent employees totaled 1,066 on December 31, 2010, compared to 1,001 at December 31, 2009. The addition of National Residential Mortgage accounted for twenty-six of the full-time equivalent employees at December 31, 2010.

Heartland's effective tax rate was 29.27 percent for the year 2010 compared to 53.03 percent for the year 2009. Excluding the non-deductible goodwill impairment charges, Heartland's effective tax rate was 27.91 percent for the year 2010 and 27.44 percent for the year 2009. Heartland's effective tax rate is affected by the level of tax-exempt interest income which, as a percentage of pre-tax income exclusive of the non-deductible goodwill impairment charges, was 26.03 percent during 2010 compared to 32.08 percent during 2009. The tax-equivalent adjustment for this tax-exempt interest income was $4.9 million during the year 2010 compared to $4.5 million during the year 2009.

Loan Demand Remains Soft; Growth in Demand Deposits

At December 31, 2010, total assets experienced a slight decrease of $13.5 million or less than 1 percent since year-end 2009. Securities represented 32 percent of total assets at December 31, 2010, compared to 29 percent of total assets at December 31, 2009.

Total loans and leases, exclusive of those covered by loss share agreements, were $2.34 billion at December 31, 2010, compared to $2.33 billion at year-end 2009, an increase of $12.8 million or 1 percent. Total loans and leases, exclusive of those covered by loss share agreements, decreased $17.6 million during the fourth quarter of 2010 compared to a decrease of $24.2 million during the third quarter of 2010, an increase of $16.5 million during the second quarter of 2010 and an increase of $38.1 million during the first quarter of 2010. The loan category experiencing the majority of the growth during the year 2010 was commercial and commercial real estate loans, which totaled $1.72 billion at December 31, 2010, an increase of $48.9 million or 3 percent since year-end 2009. This growth occurred at Dubuque Bank and Trust Company, Wisconsin Community Bank, New Mexico Bank & Trust and Minnesota Bank & Trust.

Total deposits were $3.03 billion at December 31, 2010, compared to $3.05 billion at year-end 2009, a decrease of $16.3 million or 1 percent. Total deposits decreased $39.6 million during the fourth quarter of 2010, increased $57.5 million during the third quarter of 2010, decreased $21.2 million during the second quarter of 2010 and decreased $13.0 million during the first quarter of 2010. The composition of Heartland's deposits improved during the year 2010, as demand deposits increased $119.9 million or 26 percent. Other than during the fourth quarter of 2010, in which these deposits experienced a $1.4 million decrease, the annual growth in these deposits was distributed throughout the year at $44.5 million during the third quarter, $47.6 million during the second quarter and $29.2 million during the first quarter. Savings deposits grew $4.6 million or less than 1 percent since year-end 2009.

For 2010, savings deposits decreased $13.9 million during the fourth quarter, increased $20.3 million during the third quarter, decreased $19.3 million during the second quarter and increased $17.5 million during the first quarter. Contributing to the decrease in demand and savings deposits during the fourth quarter of 2010 was the completion of a private placement debt offering in the amount of $24.5 million which was nearly all funded by balances on deposit at Dubuque Bank and Trust Company. Time deposits, exclusive of brokered deposits, experienced a decrease of $136.4 million or 14 percent during 2010, distributed throughout the year at $24.3 million during the fourth quarter, $7.3 million during the third quarter, $49.6 million during the second quarter and $55.2 million during the first quarter. At December 31, 2010, brokered time deposits totaled $37.3 million or 1 percent of total deposits compared to $41.8 million or 1 percent of total deposits at year-end 2009.

Fuller added, “While deposit growth has leveled off, our deposit mix has continued to improve. At year-end, demand and savings represented over seventy percent of total deposits.”

Allowance for Loan Losses Decreases; Nonperforming Assets Increase

The allowance for loan and lease losses at December 31, 2010, was 1.82 percent of loans and leases and 47.12 percent of nonperforming loans compared to 1.80 percent of loans and leases and 53.56 percent of nonperforming loans at December 31, 2009. The provision for loan losses was $8.9 million for the fourth quarter of 2010 compared to $10.8 million for the fourth quarter of 2009. For the entire year, the provision for loan losses totaled $32.5 million for the 2010 compared to $39.4 million for 2009. Additions to the allowance for loan and lease losses continued during 2010 due to a variety of factors including the continuation of depressed economic conditions, primarily in Heartland's Western markets of Arizona and Montana, that have resulted in increased delinquencies, reductions in the appraised values of collateral and downgrades in internal risk ratings of loans, including particularly the loans in those geographies.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $90.5 million or 3.87 percent of total loans and leases at December 31, 2010, compared to $78.1 million or 3.35 percent of total loans and leases at December 31, 2009. Approximately 62 percent, or $56.0 million, of Heartland's nonperforming loans are to 25 borrowers, with $17.9 million originated by Rocky Mountain Bank, $11.8 million originated by Summit Bank & Trust, $8.9 million originated by Wisconsin Community Bank, $8.8 million originated by New Mexico Bank & Trust, $5.2 million originated by Arizona Bank & Trust, $1.8 million originated by Galena State Bank and Trust Company and $1.6 million originated by Riverside Community Bank. The portion of Heartland's nonperforming loans covered by government guarantees was $3.7 million at December 31, 2010. The industry breakdown for these nonperforming loans as identified using the North American Industry Classification System (NAICS) was $13.1 million to lessors of real estate, $11.6 million for lot and land development, $6.6 million for other activities related to real estate and $3.8 million for construction and development. The remaining $20.9 million was distributed among 9 other industries.

Delinquencies in each of the loan portfolios continues to be well managed and no significant adverse trends have been identified. Loans delinquent between 30 and 90 days as a percent of total loans were 0.67 percent at December 31, 2010, compared to 1.65 percent at September 30, 2010, 0.61 percent at June 30, 2010, 1.22 percent at March 31, 2010, and 1.22 percent at December 31, 2009. The increase in the third quarter of 2010 was attributed to six credits, of which half returned to current status during the fourth quarter.

Other real estate owned, exclusive of assets covered under loss sharing agreements, was $31.7 million at December 31, 2010, compared to $30.2 million at December 31, 2009. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues with its plans to market these properties through an orderly liquidation process instead of a quick liquidation process that would likely result in discounts greater than the projected carrying costs.

Net charge-offs on loans not covered by loss share agreements during the fourth quarter of 2010 were $10.7 million compared to $9.8 million during the fourth quarter of 2009. For the entire year, net charge-offs not covered by loss share agreements were $31.2 million in 2010 compared to $31.8 million in 2009. A large portion of the net charge-offs in both years was related to commercial real estate development loans and residential lot loans.

The schedule below summarizes the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the fourth quarter of 2010:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
September 30, 2010	$90,520	$32,408	$492	$123,420
Loan foreclosures	(8,746)	8,717	29	—
Net loan charge offs	(10,899)	—	—	(10,899)
New nonperforming loans	27,318	—	—	27,318
Reduction of nonperforming loans(1)	(2,695)	—	—	(2,695)
OREO/Repossessed sales proceeds	—	(2,950)	(61)	(3,011)
OREO/Repossessed assets writedowns, net	—	(6,173)	—	(6,173)
Net activity at Citizens Finance Co.	—	—	(158)	(158)
December 31, 2010	$95,498	$32,002	$302	$127,802

(1) Includes principal reductions and transfers to performing status.

“While most aspects of our business are clicking on all cylinders, we continue to be hindered by nonperforming assets, which ticked up again in the fourth quarter. Nonperformers to total loans ended the year at 3.87%. Though still under four percent, and better than similarly-sized peers, decreasing our nonperforming assets still remains our number one priority,” Fuller said.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 800-762-8795 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until January 24, 2012, by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
Interest Income
Interest and fees on loans and leases	$37,440	$38,191	$151,794	$154,887
Interest on securities and other:
Taxable	7,889	10,513	34,507	39,782
Nontaxable	3,438	2,456	12,616	8,595
Interest on federal funds sold	—	1	1	2
Interest on deposits in other financial institutions	1	9	14	27
Total Interest Income	48,768	51,170	198,932	203,293
Interest Expense
Interest on deposits	8,524	12,000	38,272	52,744
Interest on short-term borrowings	330	194	1,160	733
Interest on other borrowings	4,068	4,250	16,448	17,053
Total Interest Expense	12,922	16,444	55,880	70,530
Net Interest Income	35,846	34,726	143,052	132,763
Provision for loan and lease losses	8,860	10,775	32,508	39,377
Net Interest Income After Provision for Loan and Lease Losses	26,986	23,951	110,544	93,386
Noninterest Income
Service charges and fees	3,537	3,257	13,900	12,541
Loan servicing income	2,323	1,813	7,232	9,666
Trust fees	2,428	2,156	9,206	7,773
Brokerage and insurance commissions	948	697	3,184	3,117
Securities gains, net	2,170	2,186	6,834	8,648
Gain (loss) on trading account securities	107	(61)	(91)	211
Impairment loss on securities	—	(40)	—	(40)
Gains on sale of loans	3,813	1,168	8,088	6,084
Valuation adjustment on mortgage servicing rights	1,239	—	—	—
Income on bank owned life insurance	463	362	1,466	1,002
Gain on acquisition	—	298	—	1,296
Other noninterest income	1,265	1,534	2,510	2,406
Total Noninterest Income	18,293	13,370	52,329	52,704
Noninterest Expense
Salaries and employee benefits	16,892	14,419	63,391	60,465
Occupancy	2,339	2,220	9,121	8,992
Furniture and equipment	1,543	1,638	6,104	6,574
Professional fees	3,065	2,100	10,446	9,127
FDIC insurance assessments	1,306	1,320	5,441	6,578
Advertising	1,058	1,065	3,830	3,337
Intangible assets amortization	146	198	591	866
Goodwill impairment charge	—	12,659	1,639	12,659
Net loss on repossessed assets	7,345	4,015	15,264	10,847
Other noninterest expenses	3,623	3,800	13,412	13,075
Total Noninterest Expense	37,317	43,434	129,239	132,520
Income (Loss) Before Income Taxes	7,962	(6,113)	33,634	13,570
Income taxes	1,464	1,762	9,846	7,196
Net Income (Loss)	6,498	(7,875)	23,788	6,374
Net income attributable to noncontrolling interest, net of tax	35	41	115	188
Net Income (Loss) Attributable to Heartland	6,533	(7,834)	23,903	6,562
Preferred dividends and discount	(1,336)	(1,336)	(5,344)	(5,344)
Net Income (Loss) Available to Common Stockholders	$5,197	$(9,170)	$18,559	$1,218
Earnings (loss) per common share-diluted	$0.31	$(0.56)	$1.13	$0.07
Weighted average shares outstanding-diluted	16,515,657	16,345,095	16,461,679	16,325,320

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Interest Income
Interest and fees on loans and leases	$37,440	$38,756	$38,270	$37,328	$38,191
Interest on securities and other:
Taxable	7,889	8,225	8,938	9,455	10,513
Nontaxable	3,438	3,282	3,047	2,849	2,456
Interest on federal funds sold	—	—	1	—	1
Interest on deposits in other financial institutions	1	1	7	5	9
Total Interest Income	48,768	50,264	50,263	49,637	51,170
Interest Expense
Interest on deposits	8,524	9,033	9,955	10,760	12,000
Interest on short-term borrowings	330	305	291	234	194
Interest on other borrowings	4,068	4,213	4,208	3,959	4,250
Total Interest Expense	12,922	13,551	14,454	14,953	16,444
Net Interest Income	35,846	36,713	35,809	34,684	34,726
Provision for loan and lease losses	8,860	4,799	9,955	8,894	10,775
Net Interest Income After Provision for Loan and Lease Losses	26,986	31,914	25,854	25,790	23,951
Noninterest Income
Service charges and fees	3,537	3,665	3,494	3,204	3,257
Loan servicing income	2,323	1,862	1,620	1,427	1,813
Trust fees	2,428	2,267	2,330	2,181	2,156
Brokerage and insurance commissions	948	739	785	712	697
Securities gains, net	2,170	2,158	1,050	1,456	2,186
Gain (loss) on trading account securities	107	18	(264)	48	(61)
Impairment loss on securities	—	—	—	—	(40)
Gains on sale of loans	3,813	2,394	1,083	798	1,168
Valuation adjustment on mortgage servicing rights	1,239	(1,239)	—	—	—
Income on bank owned life insurance	463	396	293	314	362
Gain on acquisition	—	—	—	—	298
Other noninterest income	1,265	349	443	453	1,534
Total Noninterest Income	18,293	12,609	10,834	10,593	13,370
Noninterest Expense
Salaries and employee benefits	16,892	15,502	15,574	15,423	14,419
Occupancy	2,339	2,287	2,201	2,294	2,220
Furniture and equipment	1,543	1,515	1,599	1,447	1,638
Professional fees	3,065	2,621	2,549	2,211	2,100
FDIC insurance assessments	1,306	1,331	1,384	1,420	1,320
Advertising	1,058	906	1,052	814	1,065
Goodwill impairment charge	—	1,639	—	—	12,659
Intangible assets amortization	146	149	145	151	198
Net loss on repossessed assets	7,345	4,219	1,636	2,064	4,015
Other noninterest expenses	3,623	3,277	3,435	3,077	3,800
Total Noninterest Expense	37,317	33,446	29,575	28,901	43,434
Income (Loss) Before Income Taxes	7,962	11,077	7,113	7,482	(6,113)
Income taxes	1,464	4,187	2,035	2,160	1,762
Net Income (Loss)	6,498	6,890	5,078	5,322	(7,875)
Net income available to noncontrolling interest, net of tax	35	30	25	25	41
Net Income (Loss) Attributable to Heartland	6,533	6,920	5,103	5,347	(7,834)
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income (Loss) Available to Common Stockholders	$5,197	$5,584	$3,767	$4,011	$(9,170)
Earnings (loss) per common share-diluted	$0.31	$0.34	$0.23	$0.24	$(0.56)
Weighted average shares outstanding-diluted	16,515,657	16,465,650	16,459,978	16,435,844	16,345,095

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Assets
Cash and cash equivalents	$62,572	$141,702	$75,771	$78,010	$182,410
Securities	1,264,564	1,211,297	1,213,875	1,234,339	1,175,217
Loans held for sale	23,904	41,047	25,750	16,002	17,310
Loans and leases:
Held to maturity	2,343,987	2,361,567	2,385,772	2,369,233	2,331,142
Loans covered by loss share agreements	20,800	23,557	25,420	27,968	31,860
Allowance for loan and lease losses	(42,693)	(44,732)	(48,314)	(46,350)	(41,848)
Loans and leases, net	2,322,094	2,340,392	2,362,878	2,350,851	2,321,154
Premises, furniture and equipment, net	121,012	121,940	122,066	121,033	118,835
Goodwill	25,909	25,909	27,548	27,548	27,548
Other intangible assets, net	13,466	11,510	12,426	12,320	12,380
Cash surrender value on life insurance	61,981	62,038	62,113	61,525	55,516
Other real estate, net	32,002	32,408	32,882	28,652	30,568
FDIC indemnification asset	2,294	1,939	1,952	2,357	5,532
Other assets	69,657	73,002	71,168	65,604	66,521
Total Assets	$3,999,455	$4,063,184	$4,008,429	$3,998,241	$4,012,991
Liabilities and Equity
Liabilities
Deposits:
Demand	$580,589	$581,957	$537,468	$489,807	$460,645
Savings	1,558,998	1,572,891	1,552,546	1,571,881	1,554,358
Brokered time deposits	37,285	37,285	37,285	37,285	41,791
Other time deposits	857,176	881,510	888,847	938,438	993,595
Total deposits	3,034,048	3,073,643	3,016,146	3,037,411	3,050,389
Short-term borrowings	235,864	196,533	200,515	190,732	162,349
Other borrowings	362,527	413,448	425,994	426,039	451,429
Accrued expenses and other liabilities	35,232	43,234	38,273	28,226	33,767
Total Liabilities	3,667,671	3,726,858	3,680,928	3,682,408	3,697,934
Equity
Preferred equity	78,483	78,168	77,853	77,539	77,224
Common equity	250,608	255,430	246,922	235,543	235,057
Total Heartland Stockholders' Equity	329,091	333,598	324,775	313,082	312,281
Noncontrolling interest	2,693	2,728	2,726	2,751	2,776
Total Equity	331,784	336,326	327,501	315,833	315,057
Total Liabilities and Equity	$3,999,455	$4,063,184	$4,008,429	$3,998,241	$4,012,991
Common Share Data
Book value per common share	$15.26	$15.58	$15.08	$14.40	$14.38
FAS 115 effect on book value per common share	$0.60	$1.25	$0.93	$0.28	$0.38
Common shares outstanding, net of treasury stock	16,425,055	16,392,091	16,375,460	16,357,874	16,346,362
Tangible Capital Ratio (1)	5.60%	5.63%	5.45%	5.17%	5.14%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Year Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Average Balances
Assets	$4,091,276	$3,975,107	$4,030,382	$3,812,743
Loans and leases, net of unearned	2,414,799	2,410,459	2,415,947	2,412,199
Deposits	3,075,193	3,013,644	3,039,928	2,847,653
Earning assets	3,637,735	3,525,625	3,595,690	3,438,005
Interest bearing liabilities	3,095,791	3,127,792	3,127,389	3,018,240
Common stockholders' equity	255,940	246,505	247,141	241,032
Total stockholders' equity	336,827	326,254	327,577	320,335
Tangible common stockholders' equity	227,696	203,573	217,451	197,749

Earnings Performance Ratios
Annualized return on average assets	0.50%	(0.92)%	0.46%	0.03%
Annualized return on average common equity	8.06%	(14.76)%	7.51%	0.51%
Annualized return on average common tangible equity	9.06%	(17.87)%	8.53%	0.62%
Annualized net interest margin (1)	4.05%	4.04%	4.12%	3.99%
Efficiency ratio (2)	70.09%	92.19%	66.79%	73.07%

(1) Tax equivalent basis is calculated using an effective tax rate of 35% (2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Average Balances
Assets	$4,091,276	$4,012,107	$4,033,350	$3,984,794	$3,975,107
Loans and leases, net of unearned	2,414,799	2,427,141	2,437,357	2,384,490	2,410,459
Deposits	3,075,193	3,018,928	3,040,763	3,024,827	3,013,644
Earning assets	3,637,735	3,602,953	3,632,056	3,510,015	3,525,625
Interest bearing liabilities	3,095,791	3,084,742	3,165,862	3,163,161	3,127,792
Common stockholders' equity	255,940	252,781	241,816	238,028	246,505
Total stockholders' equity	336,827	333,346	322,110	318,027	326,254
Tangible common stockholders' equity	227,696	222,771	211,640	207,695	203,573

Earnings Performance Ratios
Annualized return on average assets	0.50%	0.55%	0.37%	0.41%	(0.92)%
Annualized return on average common equity	8.06%	8.76%	6.25%	6.83%	(14.76)%
Annualized return on average common tangible equity	9.06%	9.94%	7.14%	7.83%	(17.87)%
Annualized net interest margin (1)	4.05%	4.18%	4.09%	4.14%	4.04%
Efficiency ratio (2)	70.09%	69.05%	63.14%	64.27%	92.19%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For the Quarter Ended 12/31/2010	As of and For the Quarter Ended 9/30/2010	As of and For the Quarter Ended 6/30/2010	As of and For the Quarter Ended 3/31/2010	As of and For the Quarter Ended 12/31/2009
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,718,993	$1,714,592	$1,740,856	$1,710,669	$1,670,108
Residential mortgage	163,726	170,543	169,105	175,065	175,059
Agricultural and agricultural real estate	250,943	260,393	255,576	258,239	256,780
Consumer	214,515	219,731	223,800	228,311	231,709
Direct financing leases, net	981	1,233	1,420	1,951	2,326
Unearned discount and deferred loan fees	(5,171)	(4,925)	(4,985)	(5,002)	(4,840)
Total loans and leases held to maturity	$2,343,987	$2,361,567	$2,385,772	$2,369,233	$2,331,142
Loans covered under loss share agreements:
Commercial and commercial real estate	$10,056	$11,703	$12,266	$13,241	$15,068
Residential mortgage	5,792	6,545	7,148	8,064	8,984
Agricultural and agricultural real estate	2,723	2,807	3,346	2,806	3,626
Consumer	2,229	2,502	2,660	3,857	4,182
Total loans and leases covered under loss share agreements	$20,800	$23,557	$25,420	$27,968	$31,860
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$90,512	$85,190	$84,925	$78,239	$78,118
Loans and leases past due ninety days or more as to interest or principal payments	85	—	—	47	17
Other real estate owned	31,731	32,129	32,554	28,290	30,205
Other repossessed assets	302	492	486	528	501
Total nonperforming assets not covered under loss share agreements	$122,630	$117,811	$117,965	$107,104	$108,841
Covered under loss share agreements:
Nonaccrual loans	$4,901	$5,330	$4,949	$4,621	$4,170
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	271	279	328	362	363
Other repossessed assets	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$5,172	$5,609	$5,277	$4,983	$4,533
Allowance for Loan and Lease Losses
Balance, beginning of period	$44,732	$48,314	$46,350	$41,848	$42,260
Provision for loan and lease losses	8,860	4,799	9,955	8,894	10,775
Charge offs on loans not covered by loss share agreements	(11,133)	(8,735)	(8,879)	(4,505)	(10,115)
Charge offs on loans covered by loss share agreements	(445)	(43)	(46)	(264)	(1,344)
Recoveries	679	397	934	377	272
Balance, end of period	$42,693	$44,732	$48,314	$46,350	$41,848
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.87%	3.61%	3.56%	3.30%	3.35%
Ratio of nonperforming assets to total assets	3.07%	2.90%	2.94%	2.68%	2.71%
Annualized ratio of net loan charge-offs to average loans and leases	1.79%	1.37%	1.32%	0.74%	1.84%
Allowance for loan and lease losses as a percent of loans and leases	1.82%	1.89%	2.03%	1.96%	1.80%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	47.12%	52.51%	56.89%	59.21%	53.56%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2010					December 31, 2009
	Average					Average
	Balance		Interest	Rate		Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$975,587		$7,889	3.21%		$936,525	$10,513	4.45%
Nontaxable(1)	287,595		4,375	6.04		213,662	3,462	6.43
Total securities	1,263,182	12,264	12,264	3.85		1,150,187	13,975	4.82
Interest bearing deposits	3,179	3,179	1	0.12		4,568	9	0.78
Federal funds sold	742		—	—		2,238	1	0.18
Loans and leases:
Commercial and commercial real estate (1)	1,730,992		24,867	5.70		1,699,909	25,221	5.89
Residential mortgage	210,155		2,669	5.04		209,481	2,866	5.43
Agricultural and agricultural real estate (1)	255,061		3,862	6.01		263,216	4,086	6.16
Consumer	217,488		4,998	9.12		235,369	5,180	8.73
Direct financing leases, net	1,103		16	5.76	2,484	2,484	37	5.91
Fees on loans	—		1,368	—		—	1,000	—
Less: allowance for loan and lease losses	(44,167)		—	—		(41,827)	—	—
Net loans and leases	2,370,632		37,780	6.32		2,368,632	38,390	6.43
Total earning assets	3,637,735		50,045	5.46%		3,525,625	52,375	5.89%
Nonearning Assets	453,541					449,482
Total Assets	$4,091,276		$50,045			$3,975,107	$52,375
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,558,542		$2,747	0.70		$1,469,913	$4,625	1.25
Time, $100,000 and over	277,373		1,744	2.49		341,288	2,344	2.72
Other time deposits	628,511		4,033	2.55		725,580	5,031	2.75
Short-term borrowings	224,483		330	0.58		133,666	194	0.58
Other borrowings	406,882		4,068	3.97		457,345	4,250	3.69
Total interest bearing liabilities	3,095,791		12,922	1.66%		3,127,792	16,444	2.09%
Noninterest Bearing Liabilities
Noninterest bearing deposits	610,767					476,863
Accrued interest and other liabilities	47,891					44,198
Total noninterest bearing liabilities	658,658					521,061
Stockholders' Equity	336,827					326,254
Total Liabilities and Stockholders' Equity	$4,091,276					$3,975,107
Net interest income (1)			$37,123				$35,931
Net interest spread (1)				3.80%				3.81%
Net interest income to total earning assets (1)				4.05%				4.04%
Interest bearing liabilities to earning assets	85.10%					88.72%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Twelve Months Ended
	December 31, 2010				December 31, 2009
	Average				Average
	Balance		Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$956,976		$34,507	3.61%	$873,276	$39,782	4.56%
Nontaxable(1)	264,307		16,408	6.21	186,716	12,307	6.59
Total securities	1,221,283		50,915	4.17	1,059,992	52,089	4.91
Interest bearing deposits	3,541		14	0.40	2,943	27	0.92
Federal funds sold	667		1	0.15	835	2	0.24
Loans and leases:
Commercial and commercial real estate (1)	1,727,548		101,720	5.89	1,696,794	101,854	6.00
Residential mortgage	203,596		10,663	5.24	219,303	12,596	5.74
Agricultural and agricultural real estate (1)	258,943		15,966	6.17	259,700	16,633	6.40
Consumer	224,288		20,052	8.94	232,475	20,325	8.74
Direct financing leases, net	1,572		92	5.85	3,927	213	5.42
Fees on loans	—	4,452	4,452	—	—	4,085	—
Less: allowance for loan and lease losses	(45,748)		—	—	(37,964)	—	—
Net loans and leases	2,370,199		152,945	6.45	2,374,235	155,706	6.56
Total earning assets	3,595,690		203,875	5.67%	3,438,005	207,824	6.04%
Nonearning Assets	434,692				374,738
Total Assets	$4,030,382		$203,875		$3,812,743	$207,824
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,557,658		$13,677	0.88	$1,282,212	$18,407	1.44
Time, $100,000 and over	296,325		7,534	2.54	373,159	11,202	3.00
Other time deposits	649,892		17,061	2.63	754,814	23,135	3.06
Short-term borrowings	200,389		1,160	0.58	143,239	733	0.51
Other borrowings	423,125		16,448	3.89	464,816	17,053	3.67
Total interest bearing liabilities	3,127,389		55,880	1.79%	3,018,240	70,530	2.34%
Noninterest Bearing Liabilities
Noninterest bearing deposits	536,053				437,468
Accrued interest and other liabilities	39,363				36,700
Total noninterest bearing liabilities	575,416				474,168
Stockholders' Equity	327,577				320,335
Total Liabilities and Stockholders' Equity	$4,030,382				$3,812,743
Net interest income (1)			$147,995			$137,294
Net interest spread (1)				3.88%			3.71%
Net interest income to total earning assets (1)				4.12%			3.99%
Interest bearing liabilities to earning assets	86.98%				87.79%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Qtr. Ended	As of and For the Qtr. Ended	As of and For the Qtr. Ended	As of and For the Qtr. Ended	As of and For the Qtr. Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Total Assets
Dubuque Bank and Trust Company	$1,131,622	$1,201,966	$1,128,580	$1,160,474	$1,249,124
New Mexico Bank & Trust	913,776	891,642	878,518	849,428	868,295
Wisconsin Community Bank	474,366	461,822	458,468	456,510	448,106
Rocky Mountain Bank	417,781	438,923	439,241	454,558	469,723
Riverside Community Bank	290,018	297,272	295,671	283,195	283,258
Galena State Bank & Trust Co.	278,353	289,558	283,038	287,495	291,412
Arizona Bank & Trust	223,574	251,245	267,959	267,453	258,280
First Community Bank	115,675	114,686	118,887	119,962	121,492
Summit Bank & Trust	95,414	100,843	97,332	95,442	97,025
Minnesota Bank & Trust	58,386	57,832	55,722	54,318	49,330
Total Deposits
Dubuque Bank and Trust Company	$809,271	$825,773	$784,955	$806,574	$864,133
New Mexico Bank & Trust	646,302	655,724	624,454	608,030	589,468
Wisconsin Community Bank	392,432	363,868	358,034	355,880	358,994
Rocky Mountain Bank	347,924	349,853	350,636	363,842	376,487
Riverside Community Bank	241,184	242,717	242,964	233,440	232,459
Galena State Bank & Trust Co.	236,647	250,749	243,964	250,621	253,073
Arizona Bank & Trust	183,279	204,663	229,885	230,699	202,730
First Community Bank	93,578	92,802	97,057	98,691	100,328
Summit Bank & Trust	81,024	79,823	82,445	81,414	85,131
Minnesota Bank & Trust	44,278	41,316	41,234	39,912	34,616
Net Income (Loss)
Dubuque Bank and Trust Company	$3,934	$5,727	$3,304	$4,921	$3,751
New Mexico Bank & Trust	3,098	2,972	1,828	2,341	1,640
Wisconsin Community Bank	1,581	2,157	2,271	1,367	770
Rocky Mountain Bank	1,393	(695)	1,204	(596)	(6,399)
Riverside Community Bank	190	(140)	290	640	(55)
Galena State Bank & Trust Co.	1,000	877	967	1,046	663
Arizona Bank & Trust	(231)	42	(2,004)	(2,900)	(5,117)
First Community Bank	38	(374)	19	399	(225)
Summit Bank & Trust	(208)	201	399	(118)	(490)
Minnesota Bank & Trust	(178)	(147)	(134)	(123)	(203)
Return on Average Assets
Dubuque Bank and Trust Company	1.29%	1.99%	1.13%	1.66%	1.25%
New Mexico Bank & Trust	1.33	1.34	0.83	1.12	0.79
Wisconsin Community Bank	1.31	1.85	1.98	1.23	0.69
Rocky Mountain Bank	1.27	(0.63)	1.08	(0.53)	(5.30)
Riverside Community Bank	0.25	(0.19)	0.4	0.93	(0.08)
Galena State Bank & Trust Co.	1.39	1.21	1.35	1.46	0.9
Arizona Bank & Trust	(0.38)	(0.06)	(2.95)	(4.62)	(7.60)
First Community Bank	0.13	(1.26)	0.06	1.35	(0.72)
Summit Bank & Trust	(0.84)	0.79	1.65	(0.50)	(1.94)
Minnesota Bank & Trust	(1.23)	(1.00)	(1.00)	(0.95)	(1.95)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.92%	4.01%	4.04%	4.05%	3.98%
New Mexico Bank & Trust	4.00	4.35	3.94	4.18	4.23
Wisconsin Community Bank	4.26	4.60	4.35	3.80	3.91
Rocky Mountain Bank	3.76	3.81	3.79	3.90	3.68
Riverside Community Bank	4.38	4.30	3.84	3.95	4.14
Galena State Bank and Trust Co.	3.60	3.53	3.56	3.48	3.46
Arizona Bank & Trust	3.72	3.77	3.46	3.64	3.58
First Community Bank	3.02	3.40	3.58	3.79	4.24
Summit Bank & Trust	2.78	3.22	3.98	3.29	3.00
Minnesota Bank & Trust	4.07	3.14	3.24	3.24	4.16

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of	As of	As of	As of	As of
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$673,399	$672,401	$698,562	$681,668	$658,274
New Mexico Bank & Trust	513,658	511,279	513,257	509,696	502,497
Wisconsin Community Bank	320,711	325,543	323,024	314,102	274,487
Rocky Mountain Bank	246,213	260,832	272,035	281,079	292,914
Riverside Community Bank	162,706	165,539	159,137	157,511	161,280
Galena State Bank and Trust Co.	137,153	131,955	133,666	131,539	134,104
Arizona Bank & Trust	124,388	129,871	129,445	131,115	138,604
First Community Bank	60,827	64,375	64,666	66,560	72,113
Summit Bank & Trust	48,020	52,396	53,543	58,272	58,108
Minnesota Bank & Trust	36,013	26,868	25,058	24,997	24,472
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,803	$9,874	$12,343	$10,395	$10,486
New Mexico Bank & Trust	7,704	8,297	8,388	7,999	7,578
Wisconsin Community Bank	3,847	4,518	4,306	5,328	5,390
Rocky Mountain Bank	3,779	5,181	6,465	7,434	5,897
Riverside Community Bank	3,524	3,109	2,751	2,425	2,395
Galena State Bank & Trust Co.	1,811	1,743	1,543	1,466	1,989
Arizona Bank & Trust	5,407	5,915	7,912	7,056	3,825
First Community Bank	1,629	2,087	1,262	993	1,072
Summit Bank & Trust	1,271	1,312	913	994	926
Minnesota Bank & Trust	565	270	242	240	295
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$5,094	$4,880	$5,754	$6,408	$6,102
New Mexico Bank & Trust	20,753	14,651	15,901	13,998	14,069
Wisconsin Community Bank	12,702	12,070	10,159	15,773	14,396
Rocky Mountain Bank	21,406	29,986	31,981	21,558	18,443
Riverside Community Bank	7,611	7,662	7,722	5,543	8,104
Galena State Bank & Trust Co.	5,308	2,976	2,605	1,372	1,545
Arizona Bank & Trust	8,797	5,758	5,165	4,922	5,158
First Community Bank	2,417	2,850	2,338	2,512	2,736
Summit Bank & Trust	5,965	3,694	2,691	5,513	6,719
Minnesota Bank & Trust	8	—	—	—	19
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.60%	1.47%	1.77%	1.52%	1.59%
New Mexico Bank & Trust	1.50	1.62	1.63	1.57	1.51
Wisconsin Community Bank	1.20	1.39	1.33	1.70	1.96
Rocky Mountain Bank	1.53	1.99	2.38	2.64	2.01
Riverside Community Bank	2.17	1.88	1.73	1.54	1.48
Galena State Bank & Trust Co.	1.32	1.32	1.15	1.11	1.48
Arizona Bank & Trust	4.35	4.55	6.11	5.38	2.76
First Community Bank	2.68	3.24	1.95	1.49	1.49
Summit Bank & Trust	2.65	2.50	1.71	1.71	1.59
Minnesota Bank & Trust	1.57	1.00	0.97	0.96	1.21